FILED PURSUANT TO RULE NO. 424(b)(3)
REGISTRATION NO. 333-121024

SUPPLEMENT TO PROSPECTUS
DATED DECEMBER 6, 2004

BSI2000, INC.

UP TO 100,000,000 SHARES OF COMMON STOCK

Attached hereto and hereby made part of the Prospectus is the Company’s Amendment No. 2 to the Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2004, as filed with the United States Securities and Exchange Commission on September 2, 2005, and the Company’s Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended March 31, 2005, as filed with the United States Securities and Exchange Commission on September 1, 2005. Prospective investors in our common stock should carefully read this document and the related financial information prior to making any investment decision.

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You should only rely on the information provided in the Prospectus, this Prospectus Supplement or any additional Supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in the Prospectus or this Prospectus Supplement or any additional Supplement is accurate as of any date other than the date on the front of those documents.

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Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

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THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 2, 2005